POSITIVE IMPACTS OF A NEW OZONE AND HYDROGEN PEROXIDE VAPOUR SYSTEM TO DISINFECT PATIENT ROOMS DURING AN MRSA OUTBREAK

Dick Zoutman, MD[*1,2,3], Michael Shannon, MD[3], Michael de la Roche, MD[2], Dorianne Chesterton, RN, ICP[2], Kelly Brown, MLT[3] [1]Department of Public Health Sciences, Queen's University; [2]Quinte Health Care; [3]Medizone Interna/onal Inc.; Kingston and Belleville, Ontario, Canada

AT ISSUE

We examined the effectiveness and impacts of a new commercial ozone + hydrogen peroxide vapour system to eliminate transmission of MRSA on a busy 20 bed in-patient unit.

Despite using hydrogen peroxide based liquid cleaners and microfiber as our cleaning products, and using PIDAC Best Practice recommendations, the MRSA incidence rate was 0.37/1,000 patient days. In June 2013 we experienced spread of MRSA with 6 new cases (incidence rate 7.59/1,000 patient days) on our 20 bed in-patient unit.

What we were doing was not working to prevent MRSA!

THE PROJECT

In June 2013 we introduced a new ozone + hydrogen peroxide vapour system for disinfecting 6 rooms linked to this MRSA outbreak.

Each room was terminally cleaned with hydrogen peroxide liquid cleaner.

10 surfaces of each room were cultured using touch plates after the cleaning.

We then treated each room with the ozone + hydrogen peroxide vapour system and repeated the cultures.

RESULTS

Value stream analysis of our standard manual terminal cleaning of an isolation room revealed the cyclic time to complete the process took 90 minutes for one environmental services staff member to complete.

The cyclic time for the ozone + hydrogen peroxide vapour system cyclic was 60 minutes per room. Precleaning and sealing the door took 20 minutes.

Residual levels of ozone and hydrogen peroxide were undetectable at the end of the ozone + hydrogen peroxide vapour system room treatments.

Mean viable colony count after manual cleaning was 18 colonies/25 cm^2 and dropped to 0 colonies/25 cm^2 after treatment with the ozone + hydrogen peroxide vapour system.

No further cases of MRSA have been detected since (10 months to date).

How The System Works

1% Hydrogen Peroxide liquid is added to a reservoir and is converted to a vapour

Internal UV lights convert room air into ozone gas

The two gases combine in the room to create Trioxidane


H_2O_2 Vapour (50 ppm)
O_3 Gas (80 ppm)

Results of Surface Cultures Before & After Treatment with Ozone + Hydrogen Peroxide Vapour System



Mean viable colony count after manual cleaning was 18 colonies/25 cm^2 on 60 different surfaces that were sampled.

Colony counts dropped to 0 colonies/25 cm^2 after treatment with the ozone + hydrogen peroxide vapour system.

No further cases of MRSA have been detected since (10 months to date).

System Components


$O_3 + H_2O_2$ Generator WiFi Computer Controlled
Scrubbers to eliminate gasses

MRSA Rates on In-Patient Unit

MRSA cases peaked in June 2013 and went to zero after treatment with the ozone + hydrogen peroxide vapour system for the last 10 months and counting.



Chemical Synergy of Ozone & Hydrogen Peroxide

Ozone + Hydrogen peroxide combine to create Trioxidane (H_2O_3)


O_3
H_2O_2
H_2O_3

Trioxidane has a very high oxidative potential of 2.8 V.

It achieves a 6-7 log_{10} kill of all vegetative bacteria and of bacterial spores (*C. difficile*) (Zoutman et al AmJInfContr December 2011)

Lessons Learned

Despite good cleaning practices endemic and epidemic MRSA occurred and high touch surfaces remained contaminated.

The commercial ozone + hydrogen peroxide vapour system achieved high level disinfection with zero residual viable colonies in less time than manual cleaning, and was straightforward to use.

Our lengthy manual cleaning procedure with expensive liquid disinfectants can be amended to a protocol with lower cost products to achieve a hotel clean followed by application of the ozone + hydrogen peroxide vapour system. This provides a very high level of disinfection at lower operating costs.

Most importantly the use of the ozone + hydrogen peroxide vapour system provided a safe patient care environment free of MRSA.

CONTACTS

Dr. Michael Shannon mshannon.picton@gmail.com

CONFLICT OF INTEREST

Financial Support

Drs. Zoutman and Shannon are the inventors of the ozone/peroxide system

Medizone International Inc. donated its services and equipment at no cost [illegible]

Dr. Zoutman is Chief Medical Officer of Medizone International Inc

Ms. Brown is an employee of Medizone International Inc